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                                                                    Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountant, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


/s/ Peter C. Cosmas Co., CPA
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Peter C. Cosmas Co., CPA


January 19, 2000